As filed with the Securities and Exchange Commission on October 18, 1996


                                                    Registration No. 333-11321

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         Amendment No. 3 to FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                             THINKING TOOLS, INC.
                (Name of small business issuer in its charter)

          Delaware                        7372                     77-0436410
   (State or jurisdiction          (Primary Standard            (I.R.S. Employer
    of incorporation or        Industrial Classification      Identification No.)
       organization)                  Code Number)

                        Thinking Tools, Inc.                                        John Hiles, President
                  One Lower Ragsdale Drive, 1-250                                    Thinking Tools, Inc.
                     Monterey, California 93940                                One Lower Ragsdale Drive, 1-250
    (Address of principal executive offices and principal place                   Monterey, California 93940
                            of business)                                     (408) 373-8688/(408) 373-7020 (Fax)
                                                                        (Name, address, and telephone number of agent
                                                                                         for service)

                                    Copies to:

                Stephen H. Kay, Esq.                       Thomas E. Constance, Esq.
    Squadron, Ellenoff, Plesent & Sheinfeld, LLP             Shari K. Krouner, Esq.
                  551 Fifth Avenue                     Kramer, Levin, Naftalis & Frankel
              New York, New York 10176                          919 Third Avenue
             Telephone: (212) 661-6500                      New York, New York 10022
             Telecopier: (212) 697-6686                    Telephone: (212) 715-9100
                                                           Telecopier: (212) 715-8000

   Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Amendment No. 3, includes Exhibit No. 23.1, the Consent of KPMG Peat Marwick LLP, which was inadvertently omitted from Amendment No. 2, as filed with the Securities and Exchange Commission.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Monterey, California on October 18, 1996.


                                        THINKING TOOLS, INC.

                                        By: /s/ John Hiles
                                            ------------------------------------
                                            John Hiles
                                            President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                             Title                        Date
 ---------------------------------  --------------------------------------------------------

/s/ John Hiles                     President (Principal Executive,      October 18, 1996
----------------------             Accounting and Financial
John Hiles                         Officer) and Director

/s/ Fred Knoll*                    Chairman of the Board and            October 18, 1996
----------------------             Director
Fred Knoll

/s/ Esther Dyson*                  Director                             October 18, 1996
----------------------
Esther Dyson

/s/ Frederick Gluck*               Director                             October 18, 1996
----------------------
Frederick Gluck

/s/ Ted Prince*                    Director                             October 18, 1996
----------------------
Ted Prince

/s/ Fran Saldutti*                 Director                             October 18, 1996
----------------------
Fran Saldutti

*By: /s/ John Hiles
----------------------
John Hiles, Attorney-in-Fact

                                      II-6